EXHIBIT 10.1
CONSENT AND DEFENSE AGREEMENT

This Agreement (“Agreement”) is dated May 8, 2023, between Baldwin Insurance Group Holdings, LLC (“Majority Holder”) and BRP Group, Inc. (“Pubco”).

WHEREAS, Pubco is party to a Stockholders Agreement (“SA”) dated as of October 28, 2019, among Pubco and the parties listed on the signature pages thereto, including Majority Holder (capitalized terms used but not defined herein having the meanings given to them in the SA);

WHEREAS, Section 1.01 of the SA provides that, until the Substantial Ownership Requirement is no longer met, Pubco shall not permit the occurrence of certain matters (“Specified Matters”) without first receiving the approval of the Holders holding a majority of the shares of Class B Common Stock held by the Holders (“Requisite Holders”) as evidenced by a written resolution or consent in lieu thereof (“Consent Requirement”);

WHEREAS, Section 1.02(a) of the SA provides that, until the Substantial Ownership is no longer met, the Requisite Holders may, by means of a written resolution or consent in lieu thereof, designate the nominees for a majority of the members of the Board of Directors, including the Chair of the Board of Directors;

WHEREAS, Section 1.02(b) of the SA provided certain rights to The Villages Invesco, LLC; however, such rights are no longer applicable;

WHEREAS, Majority Holder holds a majority of the shares of Class B Common Stock held by the Holders;

WHEREAS, on February 8, 2023, a complaint was filed in the Court of Chancery of the State of Delaware (“Complaint”) alleging that the Consent Requirement with respect to three of the Specified Matters violates Delaware law and Pubco’s governing documents;

WHEREAS, Section 4.03 of the SA provides that, “[e]ach party to [the SA], at any time and from time to time upon the reasonable request of another party to [the SA], shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of [the SA]” and Section 4.09 of the SA provides that, “if any provision of [the SA], or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision”; and

WHEREAS, the parties to this Agreement vigorously disagree with the assertions in the Complaint; however Pubco through its board of directors has requested, and Majority Holder has agreed: (i) to provide, subject to the terms of this Agreement, an irrevocable consent satisfying the Consent Requirement with respect to any Specified Matter if the Independent Committee (as defined in the Amended and Restated Bylaws of Pubco (as amended from time to time, including by the amendment attached hereto as Exhibit A, “Bylaws”)) determines in good faith that permitting the occurrence of the Specified Matter is in the best interests of Pubco and its stockholders in their capacity as such and (ii) not to designate for nomination to the Board of Directors any person who the Independent Committee has determined, with respect to such person, that action by the Board of Directors in furtherance of the nomination, appointment or reelection of such person to the Board of Directors would not be in the best interests of Pubco and its stockholders in their capacity as such.

NOW, THEREFORE, the parties hereto agree as follows:

1.Consent Requirement: Majority Holder in its capacity as such, by executing this Agreement, irrevocably consents to and approves, on behalf of itself and the other Holders, any Specified Matter that the Independent Committee determines in good faith is in the best interests of Pubco and its stockholders in their capacity as such, and irrevocably agrees, on behalf of itself and the other Holders, that this consent shall satisfy the Consent Requirement with respect to such Specified Matter; provided, however, that the consent set forth in this paragraph 1 shall be inoperative and of no further force and effect upon the termination of this Agreement in accordance with its terms.
2.Nomination Right: Majority Holder irrevocably agrees, on behalf of itself and the other Holders, to notify the Independent Committee in writing of the persons that Majority Holder intends to designate for nomination to the Board of Directors at least 10 business days prior to such designation (“Designation Notice” and such persons, “Proposed Designees”). Majority Holder further irrevocably agrees, on behalf of itself and the other Holders, that if the Independent Committee determines in good faith that, with respect to any one or more such Proposed Designees, action by the Board of Directors in furtherance of the nomination, appointment or reelection of such one or more Proposed Designees to the Board of Directors would not be in the best interests of Pubco and its stockholders in their capacity as such and notifies Majority Holder in writing of such determination, Majority Holder will not so designate (or if so designated, will revoke the designation of) such one or more Proposed Designees for nomination to the Board of Directors and, if such one or more Proposed Designees is then on the Board of Directors, he or she need not be, and Majority Holder, on behalf of itself and the other Holders, waives its right to require that such one or more Proposed Designees be, reelected to the Board of Directors.
3.Defense and Indemnity Requirement: Pubco will indemnify, defend and hold harmless Majority Holder, and its direct or indirect members, managers and officers (including without limitation, Lowry Baldwin and his immediate family), against any costs or expenses (including attorneys’ fees and expenses), amounts paid in settlement, judgments, fines, losses, claims, damages or liabilities incurred by Majority Holder in connection with, arising out of or otherwise related to the claims made in the Complaint or any third-party claim (including a derivative or Pubco claim) arising from or in connection with the Shareholder Agreement or execution of this Agreement and the performance hereof.
4.Representations and Warranties of Majority Holder. Majority Holder represents and warrants to Pubco that:
a.Majority Holder is validly organized and existing under the laws of its state of organization and has all requisite power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby;
b.this Agreement constitutes the valid and binding agreement of Majority Holder;
c.except to the extent any of the provisions of the SA or this Agreement are determined in a final, nonappealable decision of the Delaware Court of Chancery or the Delaware Supreme Court (in either case, a “Final Order”) to violate Delaware law or Pubco’s governing documents, the execution, delivery and performance by Majority Holder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with, or constitute a violation of, any articles or certificate of incorporation or formation, bylaws, operating agreement, or comparable organizational documents of Majority Holder; (ii) contravene or conflict with, or constitute a violation of, any material applicable law, or any material agreement or order binding on, Majority Holder; or (iii) result in the imposition of any Lien on any asset of Majority Holder;
d.Majority Holder holds a majority of the shares of Class B Common Stock held by the Holders and the shares of Class B Common Stock held by it on the date hereof are owned free of any and all Liens and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of such shares of Class B Common Stock), other than any applicable transfer restrictions under applicable securities laws, Pubco’s Amended and Restated Certificate of Incorporation, the Bylaws, or the Voting Agreements; and
e.except for the Voting Agreements, none of the shares of Class B Common Stock held by Majority Holder is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Class B Common Stock.
5.Representations and Warranties of Pubco. Pubco represents and warrants to Majority Holder that:
a.Pubco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby;
b.this Agreement has been duly authorized by all necessary corporate and other action by Pubco and constitutes a legal, valid and binding obligation and agreement of Pubco;
c.except to the extent any of the provisions of the SA or this Agreement are determined in a Final Order to violate Delaware law or Pubco’s governing documents, the execution, delivery and performance by Pubco of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with, or constitute a violation of, any provision of the Amended and Restated Certificate of Incorporation of Pubco, the Bylaws, or any other organizational documents of Pubco; (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement or order binding on Pubco; or (iii) result in the imposition of any Lien on any asset of Pubco; and
d.the Board of Directors has duly adopted an amendment to the Bylaws in the form attached hereto as Exhibit A.
6.Action in Capacity As Contractual Counterparty Only. Majority Holder is entering into this Agreement solely in its contractual capacity as the holder of a majority of the shares of Class B Common Stock held by the Holders for purposes of the SA. Nothing herein shall limit or affect Majority Stockholder’s ability to determine in its sole discretion how to vote any shares of Common Stock held by it in its capacity as such.
7.Miscellaneous: The provisions of Article 4 of the SA will apply mutatis mutandis to this Agreement; provided, however, that (i) notwithstanding Section 4.12 of the SA, any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this

Agreement or in the case of a waiver, by the party against whom the waiver is to be effective and, in the case of an amendment or waiver by Pubco, is approved by the Independent Committee; and (ii) notwithstanding Section 4.14 of the SA, this Agreement and the consent and approval contained herein will automatically terminate and be of no force and effect upon the earlier of (x) the Substantial Ownership Requirement no longer being met; (y) a Final Order that the SA is, in the absence of this Agreement, valid under Delaware law and PubCo’s governance documents; and (z) a Final Order that the SA is, notwithstanding this Agreement, invalid under either Delaware law or PubCo’s governance documents. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BALDWIN INSURANCE GROUP HOLDINGS, LLC

By: Loper Enterprises, LLC, as its manager

By:    /s/ Lowry Baldwin
    Name: Lowry Baldwin
    Title: Manager

BRP GROUP, INC.

By:    /s/ Seth Cohen
    Name: Seth Cohen
    Title: General Counsel and Corporate Secretary

EXHIBIT A

Article 4 of the Amended and Restated Bylaws of the Company is hereby amended and restated in its entirety as follows:

ARTICLE 4
COMMITTEES OF THE BOARD

Section 4.01. General. The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may, by resolution, adopt charters for one or more of such committees. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, and to the extent provided in the resolution of the Board designating such committee or the charter for such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board. The Board may remove any Director from any committee at any time, with or without cause. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3. Notwithstanding the foregoing, the provisions of this Section 4.01 shall be inapplicable to the Independent Committee.
Section 4.02. Independent Committee. A committee of the Board (the “Independent Committee”) is designated by the adoption by the Board of this Section 4.02 of these By-laws. The Independent Committee shall be composed of all of the Independent Directors (as defined below) then in office, and any member of the Independent Committee shall automatically be disqualified from serving on the Independent Committee if the Board determines such member is no longer an Independent Director. The Independent Committee shall have the full power and authority of the Board to make, solely for purposes of the Consent and Defense Agreement dated on or about May 4, 2023, between Baldwin

EXHIBIT A
Insurance Group Holdings, LLC and BRP Group, Inc., as it may be amended from time to time (as so amended from time to time, “CDA”), any determination contemplated by Paragraphs 1 and 2 thereof, and with respect to amending, waiving or enforcing any term of the CDA, and to take any action and engage any such advisors or counsel as it deems necessary in connection therewith. Notwithstanding anything to the contrary in the General Corporation Law or these By-laws: (a) in the absence or disqualification of a member of the Independent Committee, the member or members present at any meeting and not disqualified from voting may not appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; (b) the Independent Committee may not create any subcommittees; (c) all of the members then serving on the Independent Committee shall be required to constitute a quorum for the transaction of business of the Independent Committee; (d) the affirmative vote of all members of the Independent Committee shall be the act of the Independent Committee; (e) the Independent Committee may, but is not required to, elect a chairperson from among its members; and (f) the Independent Committee may make, alter and repeal rules and procedures for the conduct of its business so long as such rules and procedures are not inconsistent with this Section 4.02. “Independent Director” for this purpose means a director who the Board determines both: (i) qualifies as an independent director under the corporate governance standards of Nasdaq and (ii) has no relationship with the Corporation or any Holder that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Notwithstanding anything to the contrary in these By-laws, this Section 4.02 shall not be amended, altered or repealed (and no provision inconsistent with this Section 4.02 shall be adopted) by the Board unless approved by all of the directors then in office. Notwithstanding the foregoing, the Independent Committee shall be disbanded, and this Section 4.02 of no further force and effect, on the date the CDA is terminated pursuant to its terms.
Section 5.02 of the Amended and Restated Bylaws of the Company is hereby amended and restated in its entirety as follows:

Section 5.02. Term of Office. Each officer of the Corporation shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. The election or appointment of an officer shall not of itself create contract rights.